The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, PNC Capital Markets LLC and IXIS Securities North America, Inc.,
Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o    disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o    disclaimers of responsibility or liability;

o    statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o    language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o    statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o    a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

MLCFC06-4: Red

Class XP Reference Rate Schedule

      schx1
     -------
Pd         0
 1   5.82643
 2   5.81719
 3   5.82652
 4   6.01206
 5   5.81713
 6   6.01202
 7    5.8171
 8   6.01198
 9   6.01196
10   5.81704
11   6.01261
12   5.81767
13   6.01257
14   5.81669
15   5.81672
16   6.01152
17    5.8166
18   6.01146
19   5.81655
20    6.0114
21   6.01137
22   5.79658
23   5.99325
24   5.79812
25   5.79807
26    5.7974
27   5.79873
28   5.99153
29   5.79724
30   5.99143
31   5.79541
32   5.98954
33   5.98949
34   5.79526
35   5.99193
36   5.79617
37   5.79609
38   5.79603
39   5.79624
40   5.99006
41    5.7958
42   5.98922
43   5.79498
44   5.98907
45     5.989
46   5.79476
47   5.98884
48   5.79461
49   5.79452
50   5.80551
51   5.81517
52   5.99982
53   5.81359
54   6.00531
55   5.81055
56   6.00408
57   5.99973
58   5.80638
59   6.00052
60   5.80527
61   5.99936
62    5.8078
63   5.80782
64   6.00211
65   5.80741
66   6.00158
67   5.80689
68   6.00131
69   6.00119
70   5.80651
71   6.00091
72   5.80624
73    5.8061
74   5.80597
75   5.80629
76   6.00018
77   5.80553
78   5.99977
79   5.80513
80   5.99947
81   5.99934
82   5.80471
83   5.99948
84   5.80484
85   5.80469
86   5.80455
87   5.80489
88   5.99869
89   5.80407
90   5.99837
91   5.80376
92   5.99805
93    5.9979
94    5.8033
95   5.99757
96   5.80299

MLCFC06-4: Red

XP Balance Schedule

           a1              a2              a2fl              a1a              asb              a3              a3fl
     -------------   --------------   --------------   --------------   --------------   --------------   --------------

 6   69,698,000.00   451,144,000.00   451,144,000.00   789,245,000.00   124,765,000.00   670,301,000.00   670,300,000.00
12   63,873,000.00   451,144,000.00   451,144,000.00   788,609,000.00   124,765,000.00   670,301,000.00   670,300,000.00
18   57,330,000.00   451,144,000.00   451,144,000.00   787,909,000.00   124,765,000.00   670,301,000.00   670,300,000.00
24   50,321,000.00   451,144,000.00   451,144,000.00   787,141,000.00   124,765,000.00   670,301,000.00   670,300,000.00
30              --   434,767,000.00   434,767,000.00   770,692,000.00   124,765,000.00   670,301,000.00   670,300,000.00
36              --   394,425,000.00   394,425,000.00   754,670,000.00   124,765,000.00   670,301,000.00   670,300,000.00
42              --   354,371,000.00   354,371,000.00   738,774,000.00   124,765,000.00   670,301,000.00   670,300,000.00
48              --   315,543,000.00   315,543,000.00   723,299,000.00   124,765,000.00   670,301,000.00   670,300,000.00
54              --   120,496,000.00   120,496,000.00   697,897,000.00   124,765,000.00   670,301,000.00   670,300,000.00
60              --               --               --   671,160,000.00   124,764,000.00   540,305,000.00   540,304,000.00
66              --               --               --   657,193,000.00   110,508,000.00   518,923,000.00   518,923,000.00
72              --               --               --   643,639,000.00    97,169,000.00   497,840,000.00   497,839,000.00
78              --               --               --   630,442,000.00    83,115,000.00   476,992,000.00   476,992,000.00
84              --               --               --   617,669,000.00    66,762,000.00   452,235,000.00   452,234,000.00
90              --               --               --   605,232,000.00    51,861,000.00   434,167,000.00   434,167,000.00
96              --               --               --   593,193,000.00    36,795,000.00   417,056,000.00   417,055,000.00

           am              amfl              aj              anfl              b               c               d
     --------------   --------------   --------------   --------------   -------------   -------------   -------------

 6   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
12   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
18   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
24   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
30   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
36   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
42   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
48   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
54   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
60   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
66   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
72   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
78   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
84   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   34,638,000.00
90   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   80,823,000.00   25,206,000.00
96   230,922,000.00   230,922,000.00   193,397,000.00   193,397,000.00   11,546,000.00   79,162,000.00              --

           e               f               g               h               j               k               l
     -------------   -------------   -------------   -------------   -------------   -------------   ------------

 6   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
12   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
18   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
24   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
30   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
36   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   63,503,000.00   17,320,000.00   5,773,000.00
42   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   59,503,000.00              --             --
48   69,277,000.00   40,411,000.00   51,957,000.00   46,185,000.00   15,018,000.00              --             --
54   69,277,000.00   40,411,000.00   51,957,000.00   18,174,000.00              --              --             --
60   69,277,000.00   40,411,000.00   30,693,000.00              --              --              --             --
66   69,277,000.00   39,029,000.00              --              --              --              --             --
72   69,277,000.00    8,029,000.00              --              --              --              --             --
78   47,363,000.00              --              --              --              --              --             --
84   18,456,000.00              --              --              --              --              --             --
90              --              --              --              --              --              --             --
96              --              --              --              --              --              --             --

           m
     -------------

 6   23,092,000.00   4,519,760,000.00    6
12   23,092,000.00   4,513,299,000.00   12
18   23,092,000.00   4,506,056,000.00   18
24   23,092,000.00   4,498,279,000.00   24
30   23,092,000.00   4,398,755,000.00   30
36   18,880,000.00   4,297,837,000.00   36
42              --   4,155,860,000.00   42
48              --   4,018,244,000.00   48
54              --   3,559,719,000.00   54
60              --   2,992,559,000.00   60
66              --   2,889,498,000.00   66
72              --   2,789,438,000.00   72
78              --   2,690,549,000.00   78
84              --   2,583,001,000.00   84
90              --   2,491,640,000.00   90
96              --   2,403,445,000.00   96